Exhibit 21

ENTITY NAME (Acronym or Short Name)	CITY	COUNTRY

North American Operations
Exide Technologies Princeton, NJ	Milton, GA	United States
DIXIE METALS COMPANY	Milton, GA	United States
EXIDE DELAWARE, LLC	Wilmington, DE	United States
EXIDE ILLINOIS, INC.	Milton, GA	United States
GNB BATTERY TECHNOLOGIES JAPAN, INC.	Milton, GA	United States
REFINED METALS CORPORATION	Milton, GA	United States
RBD LIQUIDATION, LLC	Milton, GA	United States
EH INTERNATIONAL, LLC	Wilmington, DE	United States

Mexico
Exide de México, S. de R.L. de C.V.	Federal District	Mexico

Brazil
Exide do Brasil, Lds	Sao Paulo	Brazil

Foreign Holding Companies
EXIDE GLOBAL HOLDING NETHERLANDS C.V.		Netherlands
COOPERATIE EXIDE EUROPE U.A.		Netherlands
EXIDE HOLDING NETHERLANDS B.V.		Netherlands

European Operations
EXIDE HOLDING EUROPE SAS (EHE)	Gennevilliers	France
EXIDE TRANSPORTATION HOLDING EUROPE, S.L..	Barcelona	Spain

Nordic
EXIDE TECHNOLOGIES A/S		Norway
EXIDE TECHNOLOGIES DEFENSE A/S	Horton	Norway
EXIDE TECHNOLOGIES OY	Helsinki	Finland
Exide Technologies AB	Goteburg	Sweden
EXIDE TECHNOLOGIES AS		Denmark
EXIDE TECHNOLOGIES GMBH	Brunn am Gebirge	Austria

Netherlands
EXIDE TECHNOLOGIES BV	Vlaardingen	Netherlands

Exhibit 21

Belgium
	Archennes	Belgium

Spain
EXIDE TECHNOLOGIES SAU	Madrid	Spain
EXIDE TECHNOLOGIES ELECTRONICA S.L.	Madrid	Spain
EXIDE TECHNOLOGIES RECYCLING S.L.	Girona	Spain

Portugal
EXIDE TECHNOLOGIES LdA	Ribatejo	Portugal
EXIDE TECHNOLOGIES RECYCLING II LdA	Azambuja	Portugal
GESTÃO E VALORIZAÇÃO DE BATERIAS, Lda.	Alcantara	Portugal

UK
EXIDE TECHNOLOGIES (TRANSPORTATION) LIMITED	Over Hulton, Bolton	United Kingdom

Poland
EXIDE TECHNOLOGIES, SA	Poznan	Poland
JLLC EXIDE TECHNOLOGIES	Pinsk	Belarus
EXIDE TECHNOLOGIES S.A. sp.k.	Poznan	Poland
EXIDE TECHNOLOGIES, LLC	Moscow	Russia
EXIDE SLOVAKIA S.R.O.	Kosice	Slovakia

Germany
EXIDE TECHNOLOGIES GMBH	Budingen	Germany
HAGEN BATTERIE AG	Soest	Germany
AIM MUNCHEN GMBH	Munchen	Germany

France
EXIDE TECHNOLOGIES SAS	Gennevilliers	France

Italy
EXIDE TECHNOLOGIES S.R.L.	Romano de Lombardia	Italy

UK
EURO EXIDE CORPORATION LIMITED	Over Hulton, Bolton	United Kingdom

Exhibit 21

GNB INDUSTRAIL POWER LTD.	Over Hulton, Bolton	United Kingdom
CMP BATTERIES PENSIONS LIMITED	Over Hulton, Bolton	United Kingdom
TUDOR INDIA LIMITED	Gujarat	India
EXIDE TECHNOLOGIES CANADA CORPORATION	Halifax, Nova Scotia	Canada

Asia Pacific Operations
EXIDE HOLDING ASIA PTE LIMITED	Singapore	Singapore
GNB TECHNOLOGIES (INDIA) PRIVATE LIMITED	Bangalore	India
EXIDE SINGAPORE PTE LIMITED	Singapore	Singapore
EXIDE AUSTRALIA PTY LIMITED	Melborne	Australia
EXIDE TECHNOLOGIES LIMITED	Lower Hutt	New Zealand
GNB TECHNOLOGIES (CHINA) LIMITED	Tsimshatsui	Hong Kong
EXIDE TECHNOLOGIES (SHANGHAI) COMPANY LIMITED	Shanghai	PR China

Isle of Man
EXIDE MANX LIMITED	Douglas	Isle of Man
EXIDE AL DOBOWI (Operating in United Arab Emerites)	Douglas	Isle of Man

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